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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549


                             Form 8-K


                          CURRENT REPORT

              PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)              July 1, 1998
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                      POTOMAC ELECTRIC POWER COMPANY
            ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



District of Columbia and Virginia        1-1072             53-0127880
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 (State or other jurisdiction of      (Commission      (I.R.S. Employer
        incorporation)                 File Number)    Identification No.)



1900 Pennsylvania Avenue, N. W., Washington, D. C.             20068
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     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code         (202) 872-2000
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    (Former Name or Former Address, if Changed Since Last Report)

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                                                                   PEPCO
                                                                   Form 8-K


Item 5.   Other Events.

     On July 1, 1998, Potomac Electric Power Company ("PEPCO" or the "Company") filed with the Maryland Public Service Commission ("PSC" or the "Commission") (1) a quantification of its Maryland jurisdictional generating, purchased power and other costs that the Company projects would be stranded in a competitive market for generating services; (2) a proposed method for recovering such stranded costs through a non-bypassable Competitive Transition Charge ("CTC"); (3) proposed unbundled rates for retail service; and (4) a proposal to freeze retail rates from the time competition begins until January 2004 (collectively, the "Filing"). The Filing was made in compliance with Orders issued by the PSC in December 1997 which establish a process for implementing retail competition and provide for the phase-in of customer choice for generation supply service beginning in July 2000 and ending with all customers having choice in July 2002. The Filing, in accordance with the terms of the PSC's Orders, will be the subject of an adjudicatory proceeding which is expected to conclude in October 1999.

     In connection with the Filing, PEPCO reiterated its position that absent appropriate enabling legislation by the Maryland General Assembly (which has yet to be enacted and the General Assembly is not scheduled to reconvene until January 1999), the PSC lacks the legal authority to implement the plan filed by the Company, or any other restructuring plan providing for retail competition.

     The PSC's implementation process provides for a 15-month period to study the Filing. After that period, the Company will be required to file a restructuring plan in November 1999 which would take into account any restructuring legislation enacted by the General Assembly, as well as the outcome of the adjudicatory proceeding initiated by the PSC with respect to the Filing. Accordingly, the Filing does not constitute the Company's final restructuring plan.

     The PSC's December 3, 1997 Order provided that Maryland utilities will be given a fair opportunity to recover verifiable and prudently incurred stranded costs that cannot be mitigated and stated that the Commission will consider proposals to establish a CTC to address stranded costs. According to the Commission, the recovery of "stranded costs" is meant to address the economic impact to Maryland utilities of deregulation.

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                                                                   PEPCO
                                                                   Form 8-K


Unbundled Rates
---------------

     The Company's "unbundled rates" proposal breaks down its electricity prices into separate rates for generation supply (i.e., the cost of producing power or buying it from third parties) and for electricity delivery (i.e., the cost of transmission and distribution of electricity to consumers). In the Filing, the Company's anticipated 1999 average price of 7.78 cents ($0.0778) per kilowatt/hour breaks down into a supply charge of 4.60 cents ($0.0460) and a delivery charge of 3.18 cents ($0.0318). The Company currently has a rate case pending in Maryland to recover, among other things, scheduled 1999 cost increases under long-term power purchase contracts with third parties, the costs to modify the Company's systems and operations to handle Year 2000 computer issues and the costs associated with the Company's 1998 employee voluntary severance program. These average supply and delivery charges include the "make whole" portion of the requested rate increase -- $41.6 million -- which, if approved by the PSC, would go into effect on January 1, 1999.

Proposed Freeze on Electricity Price
------------------------------------

     As part of the Filing, PEPCO proposes that effective with the beginning of competition, which is currently scheduled to commence on July 1, 2000, both the supply and delivery components of PEPCO's retail prices will be frozen at then-existing levels until January 1, 2004. The Company also proposes to eliminate its fuel rate on July 1, 2000 and take the risk of fuel cost increases after implementation of the restructuring plan until January 1, 2004 when the Company no longer has the obligation to supply electricity at the frozen rate. The only exceptions to the rate freeze would be for unexpected increases in taxes or new environmental requirements. After January 1, 2004, supply prices would be set by the competitive marketplace and delivery prices would be determined by regulators.

Proposal to Provide Full Service at Frozen Rates to Those Who Want It and Credit to Those Who Choose to Purchase Power from a Source Other than the Company
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     For retail customers who do not wish to buy the supply portion of their electric service from a source other than the Company once they are free to do so, PEPCO proposes to provide both supply and delivery service at the frozen

                                                                   PEPCO
                                                                   Form 8-K


rates until January 1, 2004. For customers who enter the competitive supply market, PEPCO proposes to provide them with a "shopping credit" equal to the estimated market price for electricity (currently expected to start at 3.61 cents/kWh ($0.0361/kWh) in 2000 and increase to 3.98 cents/kWh ($0.0398/kWh) in 2003 reflecting forecasted increases in market price). The shopping credit would terminate on January 1, 2004.

Cost of Transition to Competition, Including Stranded Cost Recovery, to be Absorbed within Existing Rate Levels
--------------------------------------------------------------------------

     Under PEPCO's proposal, the transition to customer choice, including recovery of stranded costs, would be made without any increase in prices to customers. Initially, prices would be held at the levels in effect when competition begins for customers who choose to buy both supply and delivery from PEPCO. During the freeze, a non-bypassable CTC will be included in the frozen rate. After the end of the freeze in January 2004, all customers would pay, as part of their delivery charge, an explicit CTC which would initially be .97 cents ($0.0097) per kWh, but would decrease to .51 cents ($0.0051) per kWh in 2006, decrease again to .13 cents ($0.0013) per kWh in 2011 and decrease again to .12 cents ($0.0012) in 2016. The CTC will end in 2021 when the last of the Company's pre-competition power purchase contracts ends. The proposed CTC will allow the Company the opportunity for full recovery of its prudent, non-mitigated stranded costs, as contemplated by the PSC in its December 3, 1997 Order, without causing an increase in rates.

Stranded Costs Identified
-------------------------

     In the Filing, PEPCO identifies stranded costs (the total economic value of previously expected regulatory earnings that will not be recovered in a deregulated energy market) having a net after-tax present value of $600.4 million, which it proposes be securitized and recovered over the period from 2000 to 2010. The $600.4 million is composed of $319.8 million relating to generation assets, $242.6 million relating to power purchase contracts, and $38.0 million in other stranded costs. The present value of the pre-tax CTC revenues necessary to recover these amounts over the ten-year period is $944.1 million. The Company proposes to recover additional stranded costs associated with its long-term Panda and SMECO power purchase contracts, having a present value of $42 million, over the period 2011 to 2021, which it does not propose be securitized.

                                                                   PEPCO
                                                                   Form 8-K


All stranded cost recovery would be accomplished through the non-bypassable CTC discussed above. The Company has also proposed a "true up" mechanism which would update prospectively in July 2004 its stranded cost estimates taking into account changes in market price or other factors.

     The stranded costs in PEPCO's case relate to costs (with the exception of costs which are the subject of the currently pending rate case) which are already included in PEPCO's rates. They have been approved by regulators as being appropriate to recover because they were found to have been prudently incurred to meet PEPCO's regulatory-era obligation to provide reliable service to everyone who wants it. It is anticipated that under PEPCO's plan these costs would be amortized to match the revenues collected by the CTC. As part of its plan, the Company proposes to securitize a portion of its stranded cost recovery and thereby achieve savings through a reduction in capital costs.

     If a competitive market for generation supply is implemented in Maryland, the Company assumes that the Commission will follow through on its commitment to provide a fair opportunity for the Company to recover its prudently incurred stranded costs and that the stranded costs identified by the Company in the Filing will be determined to have been prudently incurred. The inability of the Company to recover its stranded costs fully could have a material adverse impact on the future earnings and cash flows of the Company.

District of Columbia Filing
---------------------------

     Although not currently required to do so, the Company intends to file a restructuring plan for consideration by the District of Columbia Public Service Commission later this summer relating to its D.C. service territory.

     The information in this Form 8-K contains forward looking statements, as defined by the Private Securities Litigation Act of 1995, with regard to matters that could have an impact on the future operations, financial results or financial condition of the Company. These statements are based on the current expectations, estimates or projections of management and are not guarantees of future performance. Actual results may differ materially from those anticipated by the forward looking statements, depending on the occurrence or nonoccurrence of future events or conditions that are difficult to predict and generally are beyond the control of the Company, such as what actions the PSC and the Maryland General Assembly will take with regard to competition, rate setting and stranded

                                                                   PEPCO
                                                                   Form 8-K


cost recovery and securitization of stranded costs. In addition, the Company made numerous assumptions in the Filing, including assumptions as to the outcome of its pending rate case before the PSC, the future price of electricity, including fuel charges, future revenues, the costs of transmission and distribution, and service territory demographics, some or all of which may prove not to have been accurate.

                            Signatures
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Potomac Electric Power Company
                                           (Registrant)



                                   By     /s/ KIRK J. EMGE
                                       ___________________________
                                            Kirk J. Emge
                                            Vice President


July 1, 1998
    DATE

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